Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	October 26, 2016
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2016 THIRD QUARTER FINANCIAL RESULTS AND NARROWS 2016 FULL YEAR

EARNINGS GUIDANCE

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended September 30, 2016 and 2015:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $151.9 million, or $1.54 per diluted share, during the third quarter of 2016 as compared to $150.3 million, or $1.48 per diluted share, during the comparable quarter of 2015. Net revenues increased 8.2% to $2.41 billion during the third quarter of 2016 as compared to $2.23 billion during the third quarter of 2015.

For the three-month period ended September 30, 2016, our adjusted net income attributable to UHS per diluted share, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), increased to $1.60 per diluted share, as compared to $1.53 per diluted share during the third quarter of 2015. As reflected on the Supplemental Schedule, included in our reported results during the third quarters of 2016 and 2015, are net unfavorable after-tax impacts of $.06 per diluted share and $.05 per diluted share, respectively, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals.

Consolidated Results of Operations, As Reported and As Adjusted – Nine-month periods ended September 30, 2016 and 2015:

Reported net income attributable to UHS was $528.2 million, or $5.36 per diluted share, during the first nine months of 2016 as compared to $506.8 million, or $5.02 per diluted share, during the comparable period of 2015. Net revenues increased 8.4% to $7.29 billion during the first nine months of 2016 as compared to $6.73 billion during the comparable period of 2015.

For the nine-month period ended September 30, 2016, our adjusted net income attributable to UHS per diluted share, as calculated on the Supplemental Schedule, increased to $5.52 per diluted share, as compared to $5.16 per diluted share during the comparable period of 2015. As reflected on the Supplemental Schedule, included in our reported results during the nine-month periods ended September 30, 2016 and 2015, are net unfavorable after-tax impacts of $.16 per diluted share and $.14 per diluted share, respectively, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of EHR applications at our acute care hospitals.

Acute Care Services – Three and nine-month periods ended September 30, 2016 and 2015:

During the third quarter of 2016, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 4.6% and adjusted patient days increased 3.8%, as compared to the third quarter of 2015. Net revenues from our acute care services increased 9.0% during the third quarter of 2016 as compared to the third quarter of the prior year. At these facilities, net revenue per adjusted admission increased 3.2% while net revenue per adjusted patient day increased 4.0% during the third quarter of 2016 as compared to the comparable quarter of 2015. On a same facility basis, the operating margin generated from our acute care services was 14.7% during the third quarter of 2016 as compared to 15.3% during the third quarter of 2015. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense, divided by net revenues (excluding the impact of EHR and other items, if applicable, as indicated on the Supplemental Schedules).

During the first nine months of 2016, at our acute care hospitals on a same facility basis, adjusted admissions increased 5.4% and adjusted patient days increased 3.3%, as compared to the first nine months of 2015. Net revenues from our acute care services increased 9.5% during the first nine months of 2016 as compared to the comparable period of the prior year. At these facilities, net revenue per adjusted admission increased 2.5% while net revenue per adjusted patient day increased 4.6% during the first nine months of 2016 as compared to the comparable period of 2015. On a same facility basis, the operating margin generated from our acute care services was 17.9% during the first nine months of 2016 as compared to 18.3% during the comparable period of 2015.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on gross charges, amounting to approximately $370 million and $322 million during the three-month periods ended September 30, 2016 and 2015, respectively, and approximately $1.06 billion and $872 million during the nine-month periods ended September 30, 2016 and 2015, respectively. The provision for doubtful accounts at our acute care hospitals amounted to approximately $173 million and $185 million during the three-month periods ended September 30, 2016 and 2015, respectively, and approximately $492 million and $459 million during the nine-month periods ended September 30, 2016 and 2015, respectively.

Behavioral Health Care Services – Three and nine-month periods ended September 30, 2016 and 2015:

During the third quarter of 2016, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 1.3% while adjusted patient days increased 1.1% as compared to the third quarter of 2015. At these facilities, net revenue per adjusted admission increased 1.2% while net revenue per adjusted patient day increased 1.5% during the third quarter of 2016 as compared to the comparable quarter in 2015. On a same facility basis, our behavioral health services’ net revenues increased 2.7% during the third quarter of 2016, as compared to the third quarter of 2015, and the operating margins were 26.0% and 27.4% during the third quarters of 2016 and 2015, respectively.

During the first nine months of 2016, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 0.7% while adjusted patient days increased 0.9% as compared to the comparable period of 2015. At these facilities, net revenue per adjusted admission increased 1.9% while net revenue per adjusted patient day increased 1.7% during the first nine months of 2016 as compared to the comparable period in 2015. On a same facility basis, our behavioral health services’ net revenues increased 2.7% during the first nine months of 2016, as compared to the comparable period of 2015, and the operating margins were 27.3% and 28.1% during the first nine months of 2016 and 2015, respectively.

2016 Full Year Earnings Guidance Range:

Based upon the operating trends and financial results experienced during the first nine months of 2016, as calculated below, we are narrowing our estimated range of adjusted net income attributable to UHS for the year ended December 31, 2016 to $7.16 to $7.43 per diluted share from the previously provided range of $7.12 to $7.58 per diluted share. This guidance, which excludes the expected EHR impact for the year, increases the lower end of the previously provided range by approximately 1% and decreases the upper end of the range by approximately 2%.

Estimated range of adjusted net income attributable to UHS per diluted share for the year ended December 31, 2016	Lower End	Upper End

Estimated net income attributable to UHS, per diluted share	$6.98	$7.25

Estimated impact of EHR implementation, per diluted share (net of tax)	0.18	0.18

Adjusted net income attributable to UHS, per diluted share	$7.16	$7.43

This guidance range also excludes the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, costs related to extinguishment of debt, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets, impact of share repurchases and other material amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Share Repurchase Program:

In February of 2016, our Board of Directors authorized a $400 million increase to our stock repurchase program, which increased the aggregate authorization to $800 million from the previous $400 million authorization approved during the third quarter of 2014. Pursuant to this program, we may purchase shares of our Class B Common Stock, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with this program, during the third quarter of 2016, we have repurchased 458,410 shares at an aggregate cost of $56.6 million (approximately $124 per share). During the first nine months of 2016, we have repurchased approximately 2.0 million shares at an aggregate cost of $238.1 million (approximately $117 per share). Since inception of the program through September 30, 2016, we have repurchased approximately 3.9 million shares at an aggregate cost of approximately $462.3 million (approximately $118 per share).

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on October 27, 2016. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. A replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies operating through its subsidiaries acute care hospitals, behavioral health facilities and ambulatory centers located throughout the United States, the United Kingdom, Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2015 and in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2016), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items related to the implementation of EHR applications at our acute care hospitals and other items that are nonrecurring or non-operational in nature including, but not limited to, costs related to extinguishment of debt, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2015 and our Report on Form 10-Q for the quarterly period ended June 30, 2016. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

Our acute care hospitals are eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, once they have demonstrated meaningful use of certified EHR technology for the applicable stage or have completed attestations to their adoption or implementation of certified EHR technology. However, there may be timing differences in the recognition of the incentive income and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Pursuant to regulations, hospitals that did not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. We believe that all of our acute care hospitals have met the applicable meaningful use criteria and therefore are not subject to a reduced market basked update to the inpatient prospective payment standardized amount. Under the HITECH Act, hospitals must continue to meet the applicable meaningful use criteria in each fiscal year or they will be subject to a market basket update reduction in a subsequent fiscal year.

(more)

Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2016	2015	2016	2015

Net revenues before provision for doubtful accounts	$2,610,911	$2,439,071	$7,869,352	$7,271,852
Less: Provision for doubtful accounts	201,039	211,416	578,827	543,640

Net revenues	2,409,872	2,227,655	7,290,525	6,728,212

Operating charges:
Salaries, wages and benefits	1,149,729	1,057,226	3,428,801	3,132,993
Other operating expenses	597,270	529,383	1,744,849	1,571,060
Supplies expense	257,793	242,259	767,465	721,979
Depreciation and amortization	103,712	99,442	309,172	295,697
Lease and rental expense	23,799	24,544	73,057	70,631
Electronic health records incentive income	0	(356)	0	(1,751)

	2,132,303	1,952,498	6,323,344	5,790,609

Income from operations	277,569	275,157	967,181	937,603
Interest expense, net	32,129	27,130	92,171	84,851

Income before income taxes	245,440	248,027	875,010	852,752
Provision for income taxes	88,175	84,373	306,577	293,371

Net income	157,265	163,654	568,433	559,381
Less: Income attributable to noncontrolling interests	5,400	13,367	40,232	52,602

Net income attributable to UHS	$151,865	$150,287	$528,201	$506,779

Basic earnings per share attributable to UHS (a)	$1.56	$1.52	$5.43	$5.12

Diluted earnings per share attributable to UHS (a)	$1.54	$1.48	$5.36	$5.02

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2016	2015	2016	2015

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$151,865	$150,287	$528,201	$506,779
Less: Net income attributable to unvested restricted share grants	(69)	(82)	(242)	(221)

Net income attributable to UHS - basic and diluted	$151,796	$150,205	$527,959	$506,558

Weighted average number of common shares - basic	97,118	98,858	97,278	98,924

Basic earnings per share attributable to UHS:	$1.56	$1.52	$5.43	$5.12

Weighted average number of common shares	97,118	98,858	97,278	98,924
Add: Other share equivalents	1,203	2,301	1,257	1,987

Weighted average number of common shares and equiv. - diluted	98,321	101,159	98,535	100,911

Diluted earnings per share attributable to UHS:	$1.54	$1.48	$5.36	$5.02

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended September 30, 2016 and 2015

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended		Three months ended
	September 30, 2016		September 30, 2015

Net revenues before provision for doubtful accounts	$2,610,911		$2,439,071
Less: Provision for doubtful accounts	201,039		211,416

Net revenues	2,409,872	100.0%	2,227,655	100.0%

Operating charges:
Salaries, wages and benefits	1,149,729	47.7%	1,057,226	47.5%
Other operating expenses	597,270	24.8%	529,383	23.8%
Supplies expense	257,793	10.7%	242,259	10.9%
EHR incentive income	0	0.0%	(356)	0.0%

	2,004,792	83.2%	1,828,512	82.1%

Operating income/margin (“EBITDAR”)	405,080	16.8%	399,143	17.9%

Lease and rental expense	23,799		24,544
Income attributable to noncontrolling interests	5,400		13,367

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	375,881	15.6%	361,232	16.2%

Depreciation and amortization	103,712		99,442
Interest expense, net	32,129		27,130

Income before income taxes	240,040		234,660
Provision for income taxes	88,175		84,373

Net income attributable to UHS	$151,865		$150,287

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	September 30, 2016		September 30, 2015
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$151,865	$1.54	$150,287	$1.48

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	—		(356)
EHR-related depreciation & amortization, pre-tax	8,729		9,306
EHR-related minority interest in earnings of consolidated entities, pre-tax	(201)		(965)
Income tax provision on EHR-related items	(3,179)		(2,976)

After-tax impact of EHR-related items	5,349	0.06	5,009	0.05

Adjusted net income attributable to UHS	$157,214	$1.60	$155,296	$1.53

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the nine months ended September 30, 2016 and 2015

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Nine months ended		Nine months ended
	September 30, 2016		September 30, 2015

Net revenues before provision for doubtful accounts	$7,869,352		$7,271,852
Less: Provision for doubtful accounts	578,827		543,640

Net revenues	7,290,525	100.0%	6,728,212	100.0%

Operating charges:
Salaries, wages and benefits	3,428,801	47.0%	3,132,993	46.6%
Other operating expenses	1,744,849	23.9%	1,571,060	23.4%
Supplies expense	767,465	10.5%	721,979	10.7%
EHR incentive income	0	0.0%	(1,751)	0.0%

	5,941,115	81.5%	5,424,281	80.6%

Operating income/margin (“EBITDAR”)	1,349,410	18.5%	1,303,931	19.4%

Lease and rental expense	73,057		70,631
Income attributable to noncontrolling interests	40,232		52,602

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	1,236,121	17.0%	1,180,698	17.5%

Depreciation and amortization	309,172		295,697
Interest expense, net	92,171		84,851

Income before income taxes	834,778		800,150
Provision for income taxes	306,577		293,371

Net income attributable to UHS	$528,201		$506,779

Calculation of Adjusted Net Income Attributable to UHS

	Nine months ended		Nine months ended
	September 30, 2016		September 30, 2015
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$528,201	$5.36	$506,779	$5.02

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	—		(1,751)
EHR-related depreciation & amortization, pre-tax	27,222		27,918
EHR-related minority interest in earnings of consolidated entities, pre-tax	(1,618)		(2,892)
Income tax provision on EHR-related items	(9,544)		(8,676)

After-tax impact of EHR-related items	16,060	0.16	14,599	0.14

Adjusted net income attributable to UHS	$544,261	$5.52	$521,378	$5.16

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2016	2015	2016	2015

Net income	$157,265	$163,654	$568,433	$559,381
Other comprehensive income (loss):
Unrealized derivative gains (loss) on cash flow hedges	6,424	(9,888)	(11,644)	(4,950)
Amortization of terminated hedge	0	(84)	(167)	(252)
Unrealized loss on marketable security	(134)	0	(755)	0
Foreign currency translation adjustment	(10,973)	(2,304)	(9,150)	(96)

Other comprehensive income (loss) before tax	(4,683)	(12,276)	(21,716)	(5,298)
Income tax expense related to items of other comprehensive income	2,346	(3,742)	(4,681)	(1,530)

Total other comprehensive income (loss), net of tax	(7,029)	(8,534)	(17,035)	(3,768)

Comprehensive income	150,236	155,120	551,398	555,613
Less: Comprehensive income attributable to noncontrolling interests	5,400	13,367	40,232	52,602

Comprehensive income attributable to UHS	$144,836	$141,753	$511,166	$503,011

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$61,744	$61,228
Accounts receivable, net	1,315,827	1,302,429
Supplies	121,616	116,037
Deferred income taxes	0	135,120
Other current assets	88,712	103,490

Total current assets	1,587,899	1,718,304

Property and equipment	6,928,440	6,530,569
Less: accumulated depreciation	(2,900,273)	(2,694,591)

	4,028,167	3,835,978

Other assets:
Goodwill	3,615,085	3,596,114
Deferred charges	14,138	16,688
Deferred income taxes	2,748	0
Other	425,602	448,360

	$9,673,639	$9,615,444

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$91,246	$62,722
Accounts payable and accrued liabilities	1,183,125	1,033,697
Federal and state taxes	5,108	3,987

Total current liabilities	1,279,479	1,100,406

Other noncurrent liabilities	296,155	278,834
Long-term debt	3,542,923	3,368,634
Deferred income taxes	82,686	315,900

Redeemable noncontrolling interest	9,280	242,509

UHS common stockholders’ equity	4,394,703	4,249,647
Noncontrolling interest	68,413	59,514

Total equity	4,463,116	4,309,161

	$9,673,639	$9,615,444

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended September 30,
	2016	2015

Cash Flows from Operating Activities:
Net income	$568,433	$559,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	309,172	295,697
Stock-based compensation expense	36,358	30,145
Gains on sales of assets and businesses, net of losses	0	(1,037)
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(6,836)	(60,877)
Accrued interest	3,303	(297)
Accrued and deferred income taxes	12,187	(12,568)
Other working capital accounts	124,987	(54,018)
Other assets and deferred charges	(11,451)	6,629
Other	58,040	13,140
Accrued insurance expense, net of commercial premiums paid	66,049	75,715
Payments made in settlement of self-insurance claims	(60,137)	(55,411)

Net cash provided by operating activities	1,100,105	796,499

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(396,163)	(269,578)
Proceeds received from sale of assets and businesses	0	2,744
Acquisition of property and businesses	(136,221)	(183,103)

Net cash used in investing activities	(532,384)	(449,937)

Cash Flows from Financing Activities:
Reduction of long-term debt	(814,971)	(207,371)
Additional borrowings	1,026,000	16,300
Acquisition of noncontrolling interests in majority owned businesses	(418,000)	0
Financing costs	(12,330)	0
Repurchase of common shares	(297,177)	(129,862)
Dividends paid	(29,197)	(29,696)
Issuance of common stock	6,379	6,030
Excess income tax benefits related to stock-based compensation	36,407	29,287
Profit distributions to noncontrolling interests	(61,053)	(35,965)
Proceeds received from sale/leaseback of real property	0	12,765

Net cash used in financing activities	(563,942)	(338,512)

Effect of exchange rate changes on cash and cash equivalents	(3,263)	(596)

Increase in cash and cash equivalents	516	7,454
Cash and cash equivalents, beginning of period	61,228	32,069

Cash and cash equivalents, end of period	$61,744	$39,523

Supplemental Disclosures of Cash Flow Information:
Interest paid	$82,883	$79,866

Income taxes paid, net of refunds	$259,174	$274,124

Noncash purchases of property and equipment	$45,319	$37,228

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:

	% Change Quarter ended 9/30/2016	% Change 9 months ended 9/30/2016

Acute Care Hospitals
Revenues	9.0%	9.5%
Adjusted Admissions	4.6%	5.4%
Adjusted Patient Days	3.8%	3.3%
Revenue Per Adjusted Admission	3.2%	2.5%
Revenue Per Adjusted Patient Day	4.0%	4.6%

Behavioral Health Hospitals
Revenues	2.7%	2.7%
Adjusted Admissions	1.3%	0.7%
Adjusted Patient Days	1.1%	0.9%
Revenue Per Adjusted Admission	1.2%	1.9%
Revenue Per Adjusted Patient Day	1.5%	1.7%

UHS Consolidated

	Third quarter ended		Nine months ended
	9/30/2016	9/30/2015	9/30/2016	9/30/2015

Revenues	$2,409,872	$2,227,655	$7,290,525	$6,728,212
EBITDA (1)	$375,881	$361,232	$1,236,121	$1,180,698
EBITDA Margin (1)	15.6%	16.2%	17.0%	17.5%

Cash Flow From Operations	$298,923	$264,896	$1,100,105	$796,499
Days Sales Outstanding	50	55	49	54
Capital Expenditures	$148,448	$98,998	$396,163	$269,578

Debt			$3,634,169	$3,075,374
UHS’ Shareholders Equity			$4,394,703	$4,133,099
Debt / Total Capitalization			45.3%	42.7%
Debt / EBITDA (2)			2.21	1.94
Debt / Cash From Operations (2)			2.74	2.69

Acute Care EBITDAR Margin (3)	14.7%	15.3%	17.9%	18.3%
Behavioral Health EBITDAR Margin (3)	26.0%	27.4%	27.3%	28.1%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Same facility basis, before Corporate overhead allocation and minority interest.

Universal Health Services, Inc.

Selected Hospital Statistics

For the three months ended

September 30, 2016 and 2015

AS REPORTED:

	ACUTE			BEHAVIORAL HEALTH
	09/30/16	09/30/15	% change	09/30/16	09/30/15	% change

Hospitals owned and leased	25	24	4.2%	213	204	4.4%
Average licensed beds	5,926	5,842	1.4%	21,840	21,158	3.2%
Patient days	309,505	298,761	3.6%	1,503,472	1,455,450	3.3%
Average daily census	3,364.2	3,247.4	3.6%	16,342.1	15,820.1	3.3%
Occupancy-licensed beds	56.8%	55.6%	2.1%	74.8%	74.8%	0.0%
Admissions	68,165	65,288	4.4%	114,678	111,800	2.6%
Length of stay	4.5	4.6	-0.8%	13.1	13.0	0.8%

Inpatient revenue	$4,647,578	$4,115,598	12.9%	$2,031,868	$1,876,896	8.3%
Outpatient revenue	2,854,851	2,444,456	16.8%	217,571	202,333	7.5%
Total patient revenue	7,502,429	6,560,054	14.4%	2,249,439	2,079,229	8.2%
Other revenue	114,344	90,753	26.0%	53,570	52,080	2.9%
Gross hospital revenue	7,616,773	6,650,807	14.5%	2,303,009	2,131,309	8.1%

Total deductions	6,190,024	5,329,234	16.2%	1,120,968	1,015,619	10.4%

Net hospital revenue before provision for doubtful accounts	1,426,749	1,321,573	8.0%	1,182,041	1,115,690	5.9%

Provision for doubtful accounts	172,883	185,232	-6.7%	28,161	26,181	7.6%

Net hospital revenue	$1,253,866	$1,136,341	10.3%	$1,153,880	$1,089,509	5.9%

SAME FACILITY:

	ACUTE			BEHAVIORAL HEALTH (1)
	09/30/16	09/30/15	% change	09/30/16	09/30/15	% change

Hospitals owned and leased	24	24	0.0%	202	202	0.0%
Average licensed beds	5,909	5,842	1.1%	21,258	20,960	1.4%
Patient days	308,862	298,761	3.4%	1,467,786	1,444,980	1.6%
Average daily census	3,357.2	3,247.4	3.4%	15,954.2	15,706.3	1.6%
Occupancy-licensed beds	56.8%	55.6%	2.2%	75.1%	74.9%	0.2%
Admissions	68,019	65,288	4.2%	113,534	111,676	1.7%
Length of stay	4.5	4.6	-0.8%	12.9	12.9	-0.1%

(1)	The Foundations Recovery Network entities are excluded in both current and prior years.

Universal Health Services, Inc.

Selected Hospital Statistics

For the nine months ended

September 30, 2016 and 2015

AS REPORTED:

	ACUTE			BEHAVIORAL HEALTH
	09/30/16	09/30/15	% change	09/30/16	09/30/15	% change

Hospitals owned and leased	25	24	4.2%	213	204	4.4%
Average licensed beds	5,878	5,823	0.9%	21,804	21,054	3.6%
Patient days	941,595	919,491	2.4%	4,515,381	4,362,069	3.5%
Average daily census	3,436.5	3,368.1	2.0%	16,479.5	15,978.3	3.1%
Occupancy-licensed beds	58.5%	57.8%	1.1%	75.6%	75.9%	-0.4%
Admissions	204,663	195,925	4.5%	344,972	338,361	2.0%
Length of stay	4.6	4.7	-2.0%	13.1	12.9	1.5%

Inpatient revenue	$14,295,797	$12,633,298	13.2%	$5,987,430	$5,565,391	7.6%
Outpatient revenue	8,461,032	7,132,212	18.6%	668,457	623,915	7.1%
Total patient revenue	22,756,829	19,765,510	15.1%	6,655,887	6,189,306	7.5%
Other revenue	344,889	268,398	28.5%	157,161	157,200	0.0%
Gross hospital revenue	23,101,718	20,033,908	15.3%	6,813,048	6,346,506	7.4%

Total deductions	18,815,821	16,128,232	16.7%	3,236,091	2,989,148	8.3%

Net hospital revenue before provision for doubtful accounts	4,285,897	3,905,676	9.7%	3,576,957	3,357,358	6.5%

Provision for doubtful accounts	491,556	458,879	7.1%	87,276	84,644	3.1%

Net hospital revenue	$3,794,341	$3,446,797	10.1%	$3,489,681	$3,272,714	6.6%

SAME FACILITY:

	ACUTE			BEHAVIORAL HEALTH (1)
	09/30/16	09/30/15	% change	09/30/16	09/30/15	% change

Hospitals owned and leased	24	24	0.0%	202	202	0.0%
Average licensed beds	5,872	5,823	0.8%	21,099	20,792	1.5%
Patient days	940,971	919,491	2.3%	4,374,931	4,326,832	1.1%
Average daily census	3,434.2	3,368.1	2.0%	15,966.9	15,849.2	0.7%
Occupancy-licensed beds	58.5%	57.8%	1.1%	75.7%	76.2%	-0.7%
Admissions	204,517	195,925	4.4%	341,222	337,568	1.1%
Length of stay	4.6	4.7	-2.0%	12.8	12.8	0.0%

(1)	The Foundations Recovery Network entities are excluded in both current and prior years.